SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  February 24, 2003

Crown Cork & Seal Company, Inc.

(Exact name of Registrant as specified in its charter)

Pennsylvania	1-2227	23-1526444
(State or Other Jurisdiction of Incorporation or Organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

One Crown Way

Philadelphia, Pennsylvania 19154

(215) 698-5100

(Address, Including Zip Code, and Telephone Number, Including Area Code, of Registrant’s Principal Executive Offices)

(Former name or former address, if changed since last report)

Item 5.    Other Events.

Attached as Exhibit 99.1 to this report are selected portions of information that the Company expects to disclose to prospective investors in connection with the Company’s refinancing plan.

Item 7.    Financial Statements and Exhibits.

(c)	Exhibits.

99.1	Selected portions of information that the Company expects to disclose to prospective investors in connection with the Company’s refinancing plan.

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CROWN CORK & SEAL COMPANY, INC.

By:	/s/ THOMAS A. KELLY
Name: Thomas A. Kelly Title: Vice President and Controller

EXHIBIT INDEX

Number	Exhibit

99.1	Selected portions of information that the Company expects to disclose to prospective investors in connection with the Company’s refinancing plan.